Exhibit 99.1

NEWS RELEASE NEWS RELEASE NEWS RELEASE
Fortune Brands, Inc., 520 Lake Cook Road, Deerfield, IL 60015

Contact:
Media Relations:	Investor Relations:
Clarkson Hine	Tony Diaz
(847) 444-7515	(847) 444-7690

FORTUNE BRANDS ANNOUNCES ADDITION OF TWO DIRECTORS TO BOARD OF BEAM

Steve Golsby, President & CEO of Mead Johnson Nutrition, and

Rob Steele, Vice Chairman — Health Care Strategy of Procter & Gamble,

to Join Board of Beam Following Separation of Fortune Brands’ Businesses

Deerfield, Illinois, August 29, 2011 — Fortune Brands, Inc. (NYSE: FO) today announced the addition of two directors to the board of Beam Inc., the standalone public spirits company to result from the planned separation of its businesses.

Effective December 1, 2011, Stephen W. Golsby, president and chief executive officer of Mead Johnson Nutrition Company (NYSE: MJN), and Robert A. Steele, vice chairman — Health Care Strategy of The Procter & Gamble Company (NYSE: PG), have been elected directors of Beam, the new name for Fortune Brands following the spin-off of Fortune Brands Home & Security expected on October 3rd.

“Steve and Rob are proven and respected leaders who will enhance the Beam board with their vast consumer packaged goods experience,” said David Mackay, the Fortune Brands director who will become non-executive chairman of Beam. “Steve Golsby’s impressive experience building businesses globally and also guiding his company through a split-off will be a valuable asset to our board and the Beam team. And I had the privilege of working with Rob Steele on the board of Kellogg Company and know he will bring keen insights from his decades of leadership experience managing global power brands and developing major innovations. Beam CEO Matt Shattock, our fellow directors and I are delighted to welcome Steve and Rob to our board.”

Steve Golsby, 56, has served as president of Mead Johnson Nutrition Company since 2004 and was appointed chief executive officer in 2008. He led the company through its successful split-off from Bristol-Myers Squibb in 2009, and under his leadership, the Enfamil® family of products has grown to become the largest global brand franchise in pediatric nutrition. Previously, he served as president, international of Mead Johnson from 2001 to 2003 and as senior vice president and general manager for Mead Johnson and Clairol in Asia-Pacific from 1998 to 2000. Golsby joined Mead Johnson in 1997 after 15 years at Unilever, where he held senior leadership and marketing positions in several key Asian and European markets. Golsby holds a Business degree from Strathclyde University in Glasgow, Scotland.

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Rob Steele, 56, has served as P&G’s vice chairman — Health Care Strategy since February 2011 and plans to retire in September after 35 years with the company. Until February, Steele served as the company’s vice chairman — Global Health and Well-Being, leading one of P&G’s three business units that included the company’s oral care, feminine care, personal health care, pet care and snack brands. Over the course of his P&G career, Steele introduced several successful innovations, including the billion-dollar Swiffer® brand. Steele is currently a member of the board of Kellogg Company. He holds a bachelor’s degree from the College of Wooster and an MBA from Cleveland State University.

The addition of Golsby and Steele will increase the size of the Beam board to nine members.

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About Fortune Brands

Fortune Brands, Inc. is a leading consumer brands company. Its operating companies have premier brands and leading market positions in distilled spirits and home and security products. The major spirits brands of Beam Global Spirits & Wine, Inc. include Jim Beam and Maker’s Mark bourbon, Sauza tequila, Canadian Club whisky, Courvoisier cognac, Cruzan rum, Teacher’s and Laphroaig Scotch, EFFEN vodka, Skinnygirl cocktails and DeKuyper cordials. The brands of Fortune Brands Home & Security LLC include Moen faucets, Aristokraft, Omega, Diamond and Kitchen Craft cabinetry, Therma-Tru door systems, Simonton windows, Master Lock security products and Waterloo storage and organization products. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.

To receive company news releases by e-mail, please visit www.fortunebrands.com.

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FORTUNE BRANDS ANNOUNCES ADDITION OF TWO DIRECTORS TO BOARD OF BEAM, PAGE 3

Forward-Looking Statements

This press release contains statements relating to future events, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual plans, actions and results may differ materially from current expectations as a result of certain risks and uncertainties, including the risks and uncertainties described from time to time in the company’s Securities and Exchange Commission filings and in the Registration Statement on Form 10 filed by Fortune Brands Home & Security LLC. There can be no assurance that the proposed separation will be completed as anticipated or at all.

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